UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

732-669-1200

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On April 16, 2019, Muscle Maker, Inc. (the “Company”) and its newly formed wholly owned subsidiary, Muscle Maker USA, Inc., a Texas corporation (“Muscle USA”), entered into Securities Purchase Agreements with several accredited April 2019 Investors (the “April 2019 Investors”) providing for the sale by the Company to the April 2019 Investors of 12% Secured Convertible Promissory April 2019 Notes in the aggregate amount of $3,000,000 (the “April 2019 Notes”).

In addition to the April 2019 Notes, the April 2019 Investors also received Warrants to Purchase Common Stock of the Company (the “Warrants”) to acquire an amount of shares of common stock of the Company equal to 50% of the shares of common stock issuable upon conversion of the April 2019 Notes. The Warrants are exercisable for five years at an exercise price equal to 115% of the April 2019 Conversion Price (as defined below).

The April 2019 Notes bear interest at 12% per annum paid quarterly and mature 18 months from issuance. The April 2019 Investors may elect to convert all or part of the April 2019 Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $2.00 per share (the “April 2019 Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by fifty percent (50%) at the time of the Company listing on a national exchange (the “Discounted Public Offering Price”) is less than $2.00 then the April 2019 Conversion Price shall be reset to equal the lesser of (i) Discounted Public Offering Price or (ii) a price per share equal to a $20 million valuation.

As long as the April 2019 Notes remain outstanding, the Company has agreed that, among other items, it will only use proceeds from the sale of the April 2019 Notes and exercise of the Warrants for specific corporate purposes as set forth in the Securities Purchase Agreement, will not incur or permit indebtedness or liens unless permitted and will not enter into variable priced transactions. The Company, Muscle USA and the April 2019 Investors entered into Security and Pledge Agreements providing that the obligations to the April 2019 Investors are secured by substantially all of Muscle USA’s assets.

The Company granted the April 2019 Investors piggy back registration rights with respect to the shares of common stock underlying the April 2019 Notes and the Warrants.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The April 2019 Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $3,000,000 in face amount of April 2019 Notes issued to the April 2019 Investors. The April 2019 Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

On April 11, 2019, the Company and the investors that participated in its September 2018 Offering entered into an amendment pursuant to which the conversion price of the 15% Senior Secured Convertible Promissory Notes was amended to equal 25.0% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange. However, in the event the holder is required to sign a Lock-Up Agreement as part of the public offering in conjunction with an uplisting to a national exchange, then the conversion price shall be 17.5% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 12% Secured Convertible Promissory Note – April 2019 Offering

4.2	Form of Warrants to Purchase Common Stock – April Offering

10.1	Form of Securities Purchase Agreement by and between Muscle Maker, Inc., Muscle Maker USA, Inc. and the April 2019 Investors

10.2	Form of Security Agreement by and between Muscle Maker, Inc., Muscle Maker USA, Inc. and the April 2019 Investors

10.3	First Amendment to 15% Senior Secured Convertible Promissory Note dated April 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date: April 17, 2019